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ITEM 77O- TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

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                                                                                                 AFFILIATED/PRINCIPAL
                                                                         BROKER / DEALER FROM       UNDERWRITER OF
          FUND NAME                   ISSUER          DATE OF PURCHASE      WHOM PURCHASED            SYNDICATE
----------------------------   --------------------   ----------------   --------------------   ---------------------
ING PIMCO High Yield           Mobile Telesystems        01/21/2005       Credit Suisse First        ING Barings
Portfolio                                                                       Boston

ING PIMCO High Yield           Cincinnatti Bell          02/02/2005         Bank of America     ING Financial Markets
Portfolio                      Senior

ING Julius Baer Foreign        AFK Sistema               02/09/2005         Morgan Stanley      ING Financial Markets
Portfolio

ING Salomon Bros. Investors    Hunstman Corporation      02/10/2005       Credit Suisse First      Citigroup Global
Portfolio                                                                       Boston              Markets, Inc.

ING Salomon Bros. Investors    Hunstman Corporation      02/10/2005       Credit Suisse First      Citigroup Global
Value Portfolio                                                                 Boston              Markets, Inc.

ING Van Kampen Equity Growth   Dolby Laboratories,       02/16/2005       Goldman Sachs & Co.       Morgan Stanley
Portfolio                      Inc.

ING Salomon Brothers All Cap   Lazard Limited            05/04/2005       Goldman Sachs & Co.      Citigroup Global
Portfolio                                                                                              Markets

ING American Century Select    Neustar, Inc.             06/28/2005         Banc of America          J.P. Morgan
Porfolio                                                                      Securities           Securities, Inc.
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